EXHIBIT 99.1

1606 Corp. Signs Second Major ISO Partnership with CannaSite, a Top CBD Web Developer to Market AI Merchandising Chatbots by 1606.

Seattle, WA, January 18, 2024 - 1606 Corp. (OTC Pink: CBDW) (the “Company”), an industry leader in the development of AI-powered merchandising chatbots, proudly announces a groundbreaking Independent Sales Organization (ISO) agreement with CannaSiteCo., a dynamic player in the cannabis digital space. This strategic partnership aims to leverage CannaSite's robust client base and industry influence to expand the reach and impact of 1606 Corp.’s innovative chatbot solutions.

CannaSite, known for its modern website development and digital marketing services in the cannabis sector, brings a substantial network of more than 300 clients to this partnership. Focused on launching websites quickly that prioritize user experience and the customer journey, CannaSite is looking to add more value for their clients with this affiliation. This alliance is poised to significantly amplify 1606 Corp.'s market penetration and client engagement, enhancing the Company's already strong position in AI merchandising technology.

Adding to the strategic significance of this partnership, the head of business development at CannaSite is a respected member of the board of the Texas Hemp Coalition. This key industry connection underscores the potential for substantial growth and influence that this agreement brings to 1606 Corp. investors and clients.

Greg Lambrecht, CEO of 1606 Corp., expressing his enthusiasm about the new agreement, stated "this partnership with CannaSite marks a pivotal moment in our journey to redefine AI-driven retail solutions in the cannabis industry. Leveraging CannaSite's extensive client network and their leadership's profound industry influence, we are set to substantially broaden our reach. The involvement of a key figure from the Texas Hemp Coalition on their team not only amplifies our strategic impact but also aligns perfectly with our vision to innovate and lead in this space."

Caron Cooper, CEO of CannaSiteCo., said: "1606 Corp.’s chatbot was developed to help dispensaries and ecommerce brands boost sales conversions and create an easy customer experience — two top priorities of our web design philosophy and process. This partnership complements both companies’ services and provides another option for our clients to grow faster.”

This ISO agreement is more than a business expansion for 1606 Corp.; it's a testament to the Company's commitment to delivering state-of-the-art AI solutions tailored to the unique needs of the cannabis industry. With this new partnership, CannaSite is poised to implement a robust AI tool to enhance and help ecommerce cannabis customers. In 2022, ecommerce accounted for nearly 19% of retail sales worldwide. 1606 Corp. is poised to set new benchmarks in AI merchandising and reinforce its position as a leading innovator in the market.

About CannaSite

CannaSite is a leading provider of web design and digital marketing services in the cannabis industry with a robust client base and significant industry connections. Offering website packages for every cannabis company in any stage of business, their mission is to provide strategic website design that keeps the user jonesing for more. Their partnership with 1606 Corp is set to revolutionize the AI merchandising landscape in the cannabis sector.

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in the online CBD industry. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the CBD industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience.

As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

Industry Information

The global artificial intelligence market has seen remarkable growth, valued at $428 billion in 2022 and projected to reach $2.25 trillion by 2030. With a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%, AI’s global impact is undeniable, with as many as 97 million individuals expected to work in the AI sector by 2025, according to fortunebusinessinsights.com

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and 1606 Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

SOURCE 1606 Corp.

Contact:

Media Relations, 1606 Corp.

[Derek McCarthy // DerekM@CBDW.ai // www.CBDW.ai]

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